IPO SHARE AGREEMENT

Argyle Security Acquisition Corporation
200 Concord Plaza, Suite 700
San Antonio, Texas 78216

Rodman & Renshaw, LLC
330 Madison Avenue
New York, New York 10017
Attn:  Edward Kovalik

Gentlemen:

The undersigned stockholders of Argyle Security Acquisition Corporation (“Company”), in order to facilitate an initial public offering of the securities of the Company (“IPO”), hereby agree as follows:

A.	Purchase of Shares. The undersigned will purchase an aggregate of 125,000 units in the IPO. Such purchases shall be in the names and amounts set forth on Schedule A hereto.

B.
Voting of Shares. If the Company solicits approval of its stockholders of a Business Combination, the undersigned will vote all of the shares of the Company’s common stock acquired by the undersigned (i) in the IPO, (ii) upon the exercise of options currently held by the undersigned and (iii) in the aftermarket, in favor of the Business Combination and therefore waives any redemption rights with respect to such shares. As used herein, a “Business Combination” shall mean an acquisition by merger, capital stock exchange, asset or stock acquisition, reorganization or otherwise, of one or more operating businesses in the security industry selected by the Company, and “IPO Shares” shall mean the shares of the Company’s common stock issued in the IPO.

C.
Waiver of Liquidation Distributions. The undersigned hereby waives any rights to, or claims against, the proceeds being held in the Trust Account relating to the IPO Shares in the event of a liquidation of the Company upon the Company’s failure to timely complete a Business Combination.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the __ day of _________, 2005.

ARGYLE NEW VENTURES L.P.
By:	Argyle Communications Inc., its general partner
By:
Name: Bob Marbut
Title

ARGYLE JOINT VENTURES

By:
Name: Bob Marbut
Title

By:
Bob Marbut

By:
Ron Chaimovski

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